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                                                                  EXHIBIT 10.123

                               SERVICING AGREEMENT

         This Servicing Agreement, dated as of October 20, 1999 by and between NATIONAL AUTO FINANCE COMPANY, Inc., a Delaware corporation, as Servicer ("Servicer" or "NAFI"), and ATLANTIC COAST FEDERAL CREDIT UNION, a credit union organized and existing under the laws and regulations of the United States of America ("Owner"), as owner of the certain receivables related to the sale or lease of automobiles and/or light trucks (collectively, "Automobiles").

         WHEREAS, Owner is engaged in the business of providing financing, to finance the purchase or lease of such Automobiles and holds the receivables arising therefrom ("Receivables").

         WHEREAS, NAFI is engaged in the business of, among other things, making and extending credit on Automobiles and servicing Receivables arising with respect thereto, and Owner desires to retain NAFI to provide certain collection services and NAFI is willing to provide such services pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, mutually agree with each other as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and/or policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise.

         Agreement: This Servicing Agreement including any exhibits or schedules hereto and all amendments hereof and supplements hereto.

         Business Day: A day other than a Saturday, Sunday, or a day on which the executive offices of Servicer are closed, or any day that commercial banks or Federal Reserve Banks serving the Owner or the Servicer are closed.

         Certificate of Title: The actual motor vehicle title in question or the application therefor pending issuance of the actual title.

         Delinquent Obligor: With respect to any Receivable, the Obligor of such Receivable that is delinquent seven (7) or more days in tendering a Scheduled Payment.

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         Financed Vehicle: Any Automobile and related personal property, together with all repairs, warranties, service contracts, and accessions thereto which secure an Obligor's indebtedness and other obligations under a Receivable.

         Government Authority: With respect to any Person, property or matter, any federal, state or local governmental or quasi-governmental entity, body, agency, authority, political subdivision, department, commission, instrumentality, board, tribunal, administration, court or other authority having or asserting jurisdiction over such Person, property or matter.

         Law: With respect to any Person, property or matter, any judgment, order, decree, writ, injunction, award, statute, rule, law, regulation, published Government Authority or agency interpretation, ordinance, code or other requirements applicable to such Person, property or matter.

         Liquidated Receivable: Any Receivable which has been (a) charged-off by Owner, (b) which Financed Vehicle has been sold or otherwise disposed of after repossession, or (c) paid in full by the Obligor.

         Material Adverse Effect: With respect to a Person or Receivable, shall mean an event, change or occurrence which, individually, or together with any other event, change or occurrence, has a material adverse effect on (i) the financial position, business, or results of operations of such Person and its subsidiaries or Affiliates, taken as a whole; (ii) the ability of such Person to perform its obligations under this Agreement or to consummate the other transactions contemplated by this Agreement; or (iii) the value, enforceability or marketability of any Receivable or any Financed Vehicle.

         Obligor: With respect to any Receivable, the purchaser, co-purchaser, lessee, or co-lessee of the related Financed Vehicle or any other Person who owes or may be liable for payments under such Receivable, whether as a guarantor, endorser or otherwise.

         Owner: The Person identified on the first page of this Agreement as Owner of the Receivables to be serviced under this Agreement.

         Person: Any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, business association, group acting in concert or other organization, whether acting as principal or in any representative capacity or any government or any agency, Government Authority or political subdivision thereof.

         Permit: Any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.


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         Receivable: Any retail installment contract, closed-end lease agreement, security agreement, conditional sales contract, chattel paper and related promissory note, or any other obligation, evidencing an Obligor's obligation arising from the bona fide sale or lease of a motor vehicle by a dealer to such Obligor, and which the Owner shall deliver to Servicer for servicing pursuant to the terms of this Agreement.

         Receivable File: With respect to any Receivable, the file accessible to Servicer through electronic transmission from Owner, which file shall contain a data entry worksheet, "real time" payment history, the Obligor application, the retail installment sales contract, closed end lease agreement, promissory note and/or security agreement which relate to the Receivable, and such other information, documents, instruments, electronic entries and writings as the Owner shall supply or the Servicer shall reasonably request the Owner to supply.

         Repossession Fee: With respect to any Receivable and subject to all applicable Laws for the jurisdiction where such Receivable is located, a fee payable to Servicer by Owner in an amount to which Owner and Servicer shall agree on a case by case basis per repossession as compensation for Servicer repossessing and disposing of a Financed Vehicle pursuant to the terms of this Agreement plus reimbursement of reasonable expenses.

         Scheduled Payment: With respect to any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor during each calendar month by the due date specified in such Receivable.

         Servicer: National Auto Finance Company, Inc..

         Servicing Compensation: The Servicing Fee, and the other amounts to which Servicer is entitled pursuant to Section 3.7 of this Agreement.

         Servicing Fee: With respect to each Receivable (except Receivables in bankruptcy or repossession) delivered to Servicer at any time during a calendar month, an amount equal to $29.50 per Receivable per calendar month paid to Servicer by Owner for servicing such Receivable payable monthly. Such Servicing Fee shall be subject to adjustment upon mutual agreement of Servicer and Owner.

         Term: The term of this Agreement as set forth in Section 7.1 hereof.

         Termination Fee: A fee set forth in Section 7.1 of this Agreement.

         Initial Termination Fee: A fee set forth in Section 7.1 of this Agreement.

         Transfer Fee: With respect to each Receivable (delinquent or otherwise) delivered to Servicer at any time during the calendar month, a one time per Receivable Transfer Fee equal to $10.00 to cover Servicer's expenses to board a Receivable onto its electronic information system.


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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.1 REPRESENTATIONS AND WARRANTIES OF SERVICER. Servicer represents, warrants and covenants to Owner as follows:

         (a) It is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a Material Adverse Effect;

         (b) It has the corporate power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated herein, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute a legal, valid and binding obligation of Servicer, enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, by general principles of equity and by the possible unavailability of equitable remedies, indemnity or contribution, and where against public policy;

         (c) It holds all necessary Permits from all Government Authorities necessary for conducting its business as it is presently conducted except where the failure to have such licenses, certificates and Permits would not have a Material Adverse Effect. It is not required to obtain the consent of any other party or any Permit from any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such Permits as shall have been obtained or filed by Servicer prior to the date of this Agreement;

         (d) Servicer's execution, delivery and performance of this Agreement will not conflict with, or result in a breach of, or constitute a default under:
(i) any provision of any existing Law or regulation or any order or decree of any court applicable to Servicer or any of its properties, or (ii) any provision of the Servicer's Articles of Incorporation or Bylaws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound and which would have a Material Adverse Effect;

         (e) The collection practices used by Servicer with respect to each Receivable will be in all material respects in compliance with all applicable law, prudent and customary in the loan origination and servicing business and in compliance with Servicer's servicing procedures for similar receivables, loans, obligations or accounts;


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         (f) No litigation or administrative proceeding of or before any court, tribunal or Governmental Authority is currently pending, or, to Servicer's knowledge, threatened, against Servicer or any of its properties that is reasonably expected to have a Material Adverse Effect or which questions the validity or enforceability of this Agreement; and

         (g) Servicer's computer and other systems supporting the servicing of the Receivables will be modified and maintained to operate in a manner such that at all times, including on and after January 1, 2000, Servicer will possess the capability of servicing the Receivables in accordance with the terms of this Agreement.

         SECTION 2.2 REPRESENTATIONS AND WARRANTIES OF OWNER. Owner represents, warrants and covenants to Servicer as follows:

         (a) It is a credit union, validly existing and in good standing under the law of the jurisdiction where it is chartered and has the requisite power and authority to own its assets and to transact the business in which it is currently engaged. It is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a Material Adverse Effect;

         (b) It has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated herein, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute a legal, valid and binding obligation of Owner, enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors' rights generally, by general principles of equity and by the possible unavailability of equitable remedies, indemnity and contribution, and where against public policy;

         (c) It holds all necessary Permits from all Government Authorities necessary for conducting its business as it is presently conducted except where the failure to have such Permits would not have a Material Adverse Effect. It is not required to obtain the consent of any other party or any Permit from any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such Permits as shall have been obtained or filed by Owner prior to the date of this Agreement;

         (d) Owner's execution, delivery and performance of this Agreement will not conflict with, or result in a breach of, or constitute a default under: (i) any provision of any existing Law or regulation or any order or decree of any court applicable to Owner or any of its properties, or (ii) any provision of the Owner's Charter or Bylaws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound and which would have a Material Adverse Effect;


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         (e) No litigation or administrative proceeding of or before any court, tribunal or Governmental Authority is currently pending, or, to Owner's knowledge, threatened, against Owner or any of its properties that is reasonably expected to have a Material Adverse Effect or which questions the validity or enforceability of this Agreement;

         (f) All information provided to Servicer by Owner regarding any Receivable tendered or to be tendered to Servicer for servicing is true and correct in all material respects;

         (g) All Receivables which Owner seeks to have Servicer service hereunder will be secured by, or involve the leasing of, an Automobile, will be duly and validly authorized, executed and delivered by the related Obligor and will constitute a legal, valid and binding obligation of the related Obligor, and in which Owner has a valid, perfected and subsisting first priority lien or security interest;

         (h) All Receivables tendered to Servicer by Owner for servicing will comply in all respects with all applicable Government Authority Laws and/or regulations, including but not limited to usury, credit reporting, truth-in-lending, and provisions of the Laws of the jurisdiction where the Receivable originated which pertain to the financing and leasing of Automobiles, and Owner shall be solely responsible therefor. However, Owner makes no such warranties regarding the compliance of any Receivables with applicable Government Authority Laws and/or regulations as such Government Authority Laws and/or regulations relate to any actions taken by Servicer as to any Receivables.

         SECTION 2.3 BREACH OF REPRESENTATIONS AND WARRANTIES.

         It is understood and agreed that the representations and warranties set forth in this Article II shall exist until such time as this Agreement is terminated. Upon discovery by Servicer or Owner, as the case may be, of a breach of any of the foregoing representations, warranties and covenants, the Person discovering such breach shall give prompt written notice to the other party. The breaching party shall cure such breach in all material respects within sixty
(60) days of its discovery or its receipt of notice of breach, or, with the prior written consent of an officer of the non-breaching party, such longer period as is specified in such consent.


                                   ARTICLE III

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         SECTION 3.1 DELIVERY OF DELINQUENT RECEIVABLES

         At any time during each calendar month during the Term of this Agreement, Owner will refer for servicing its indirect Receivables which have become seven (7) calendar days delinquent for any Scheduled Payment. Servicer shall then service such Receivables for the benefit of Owner pursuant to this Agreement until such Receivables


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(a) become sixty-one (61) calendar days delinquent (b) such Receivables are liquidated; (c) the Obligor of any such Receivable has died; (d) any of such Receivables are in litigation, repossession, bankruptcy, or charged-off by Owner; or (e) this Agreement is terminated as set forth herein. In the event of the occurrence of (a), (c), and/or (d) of the preceding sentence, any such Receivables will be referred back to Owner for further action or servicing as the case may be. Except as otherwise set forth in this Agreement, Owner shall suspend any and all servicing activities on all Receivables referred to and serviced by Servicer.

         SECTION 3.2 DUTIES OF SERVICER.

         (a) Servicer, as agent for Owner, shall service, administer and make collections on the Receivables (i) in accordance with all applicable Law, with the applicable provisions of the Receivable and (ii) in conformity with Servicer's Collection Policy; a copy of which is attached hereto as Exhibit A. Servicer agrees to provide Owner any revisions and replacements to such Collection Policy within fifteen (15) days after such revisions or replacements are made by Servicer.

         (b) Servicer's duties shall be limited to collection activities as set forth in Exhibit A including making collection calls to Delinquent Obligors and such other services as Servicer and Owner may agree to in writing from time to time.

         (c) Servicer shall use reasonable efforts to effect collections of accounts referred to it by Owner. Unless otherwise instructed by Owner, all collection efforts shall be conducted in Servicer's name and Servicer agrees that it shall comply with all provisions of the Fair Debt Collection Practices Act and applicable state statutes.

         SECTION 3.3 COLLECTION AND ALLOCATION OF RECEIVABLE PAYMENTS.

         Consistent with the terms of this Agreement, Servicer shall make reasonable efforts to timely collect all payments lawfully called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable Automobile receivables that it services for itself. Payment acceptance and processing with respect to the Receivables, will be retained solely by Owner.


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         SECTION 3.4 REALIZATION UPON RECEIVABLES.

         (a) Owner retains the absolute right to manage the repossession of any Financed Vehicle. At Owner's direction, Financed Vehicles may be referred to Servicer from time to time for repossession of the Financed Vehicle. In such event, Servicer shall use all commercially reasonable efforts consistent with its servicing procedures set forth herein, to lawfully repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which Owner shall have determined eventual payment in full is unlikely, and where permitted by the express terms of the Receivable and applicable Law. Servicer shall commence efforts to repossess or otherwise convert the ownership of a Financed Vehicle; provided, however, that Servicer may elect not to commence such efforts within such time period if, in good faith and reasonable judgment, it determines either that such action would violate the terms of the related Receivable, it would be impracticable to do so or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance, in which case, such Receivable shall be referred back to Owner for further action.

         (b) Owner specifically acknowledges that upon repossession of any Financed Vehicle, Servicer shall sell all repossessed Financed Vehicles at auction unless it determines in its good faith and reasonable judgment either that it would be impractical to do so or that the proceeds ultimately recoverable with respect to such Receivable would be increased by an alternative sale procedure. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its good faith and reasonable discretion that such repair and/or repossession will increase the net proceeds ultimately recoverable with respect to such Receivable by an amount greater than the amount of such expenses. All amounts received upon sale of a Financed Vehicle shall be remitted directly by Servicer to Owner. If Servicer in good faith decides not to sell the Financed Vehicle at auction or at private sale or the Financed Vehicle if offered for auction or sale and not sold, the Owner shall then give Servicer written instructions with respect to disposing of such Financed Vehicle.

         (c) If Servicer receives a notice that an Obligor has died or has filed for relief under the United States Bankruptcy Code, Servicer shall notify Owner of such death or the filing for relief under the United States Bankruptcy Code and refer the Receivable back to Owner.

         SECTION 3.5 PHYSICAL DAMAGE INSURANCE; OTHER INSURANCE.

         Servicer shall have no obligation to monitor the maintenance of, or enforce liability, physical damage, theft, loss or other insurance by any Obligor with respect to a Financed Vehicle.


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         SECTION 3.6 SERVICING COMPENSATION AND SERVICER EXPENSES.

         (a) As compensation for its collection services hereunder, Servicer shall bill Owner once each calendar month a servicing fee (the "Servicing Fee") of $29.50 per Receivable referred to Servicer and for which collection activities have been initiated during the preceding calendar month (excluding any Receivables in bankruptcy or repossession). In addition to such Servicing Fee and subject to Owner's prior written approval, Owner will also pay for any and all third party expenses related to such collection activities including charges such as field hits and special investigations.

         (b) In addition, Servicer shall bill Owner a one-time Transfer Fee of $10.00 per Receivable for Receivables referred to Servicer for servicing for the preceding calendar month.

         (c) In addition to the Repossession Fee paid to Servicer upon assignment by Owner of a Receivable for repossession and disposition, Owner shall be required to pay all reasonable third party expenses related to the repossession and disposition of a Financed Vehicle.

         (d) Servicer shall tender to Owner a billing statement on the fifteenth
(15th) day of the next succeeding calendar month following the calendar month in which such fees and expenses accrue. In the event payment of each such billing statement is not received by Servicer by the first (1st) day of the following calendar month, Servicer may assess Owner a late fee of two percent (2%) per month of the gross amount of each such billing statement until paid in full.

         SECTION 3.7 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES.

         The Servicer and the Owner, and their respective representatives shall be permitted, following reasonable notice to the other and during regular business hours, to inspect, audit, and make copies of and abstracts from the other's records regarding any Receivables, Delinquent Obligors or related Obligors.

         SECTION 3.8 INSURANCE CONTINGENT DISASTER RELIEF PROTECTION.

         Servicer shall maintain, at its own expense, a computer disaster recovery plan and computer disaster recovery procedures in forms consistent with industry standards of prudent institutional receivables servicers, including procedures that address Year 2000 compliance and Year 2000 contingency programs. No provision of this Section requiring such a plan and such procedures shall diminish or relieve Servicer from its duties and obligations as set forth in this Agreement. Upon written request, Servicer shall cause to be delivered to Owner such plan and such procedures.


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         SECTION 3.9 POSSESSION OF RECEIVABLE FILES.

         Owner shall, upon the execution and delivery of this Agreement, make accessible by electronic transmission to Servicer copies of documents in each Receivable File, including "real time" payment histories, the Certificate of Title, Obligor application, the retail installment sales contract, closed-end lease agreement, promissory note and/or security agreement. Upon the referral and initiation of collection activities on each such Receivable, Owner shall enable Servicer to electronically place a "hold" on any specific Receivable File to reflect electronically and otherwise that all activity on such account, must be approved by Servicer before any action is taken, including specifically, payment acceptance and processing. Servicer's access to such Receivable Files is for the sole purpose of servicing the related Receivables. In the event any Receivable is returned to Owner for any reason, Owner shall terminate Servicer's access to such Receivable File.

                                   ARTICLE IV

                                      OWNER

         SECTION 4.1 LIABILITY OF OWNER.

         Owner shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

         SECTION 4.2 INDEMNIFICATION OF OWNER.

         Servicer shall indemnify and hold Owner and Owner's officers, employees, agents, representatives and controlling Persons harmless from and against any and all losses, claims, damages, liabilities, regulatory or civil actions, costs or expenses (including any attorneys' fees or other expenses reasonably incurred by Owner in connection with investigating any claim against it and defending any action and any amounts paid in settlement or compromise) that arise out of or are based upon (a) the failure of Servicer, its officers, employees or agents to conform to the statutes, ordinances and other regulations and requirements of any Governmental Authority in connection with performance of this Agreement, (b) the negligence of Servicer, its officers, employees and agents, (c) any action or inaction of Servicer, its officers, employees and agents in performing the obligations of Servicer under this Agreement or any Receivable thereunder, and (d) any breach by Servicer, its officers, employees or agents of any term, condition, warranty, representation or any other portion of this Agreement. Notwithstanding anything in this Agreement to the contrary, Servicer's duties as set forth in this Section shall survive termination of this Agreement for any reason.



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                                    ARTICLE V

                                    SERVICER

         SECTION 5.1 LIMITATION ON LIABILITY OF SERVICER AND OTHERS.

         Owner, Servicer and any director, officer, employee or agent of Owner or Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. Servicer shall not be under any obligation to appear in, prosecute or defend any action, claim or other proceeding (other than customary collection activities with respect to any Receivable) that in the Servicer's opinion may involve expense or liability to the Servicer.

         SECTION 5.2 INDEMNIFICATION OF SERVICER.

         Owner shall indemnify and hold Servicer and Servicer's officers, employees, agents, representatives and controlling Persons harmless from and against any and all losses, claims, damages, liabilities, regulatory or civil actions, costs or expenses (including any attorneys' fees or other expenses reasonably incurred by Servicer in connection with investigating any claim against it and defending any action and any amounts paid in settlement or compromise) that arise out of or are based upon (a) the failure of Owner, its officers, employees or agents to conform to the statutes, ordinances and other regulations and requirements of any Governmental Authority in connection with performance of this Agreement, (b) the negligence of Owner, its officers, employees and agents, (c) any action or inaction of Owner, its officers, employees and agents in performing the obligations of Owner under this Agreement or any Receivable thereunder, and (d) any breach by Owner, its officers, employees or agents of any term, condition, warranty, representation or any other portion of this Agreement. Notwithstanding anything in this Agreement to the contrary, Owner's duties as set forth in this Section shall survive termination of this Agreement for any reason.


                                   ARTICLE VI

                                     DEFAULT

         SECTION 6.1 EVENTS OF DEFAULT. The following events by Servicer or Owner shall be Events of Default under this Agreement:

         (a) Failure on the part of Servicer or Owner duly to observe or perform, in any material respect any of the covenants, obligations or agreements set forth in this Agreement, which failure is not cured within sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer or Owner, as the case may be, or, if such failure cannot reasonably be cured within sixty (60) days, such party has not commenced and diligently pursued the cure of such failure within sixty (60) days after the date of such notice; or


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         (b) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Servicer or Owner and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; or

         (c) Servicer or Owner shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Servicer or Owner, as the case may be, or of or relating to all or substantially of Servicer's or Owner's property, as the case may be; or

         (d) Servicer or Owner shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (e) Any representation or warranty of Owner in this Agreement is false, incorrect or misleading in any material respect, or if any representation or warranty contained in any reports, documents, certificates or other papers delivered to Servicer from time to time, is false, incorrect or misleading in any material respect, and is not cured within sixty (60) days of written notice thereof to Owner; or

         (f) Any representation or warranty of Servicer in this Agreement is false, incorrect or misleading in any material respect, or if any representation or warranty contained in any reports, documents, certificates or other papers delivered to Owner from time to time is false, incorrect or misleading in any material respect and is not cured within sixty (60) days of written notice thereof to Servicer.

         SECTION 6.2 NOTICE OF DEFAULT AND/OR TERMINATION.

         Upon the happening of an Event of Default as provided in Section 6.1 above, the non-defaulting party shall give written notice of such Event of Default to the defaulting party who shall have sixty (60) days to cure such default. After the expiration of sixty (60) days from such written notice and if the default is still not cured, then the non-defaulting party may commence termination of all the rights and obligations of both parties under this Agreement in accordance with Section 7.1 of this Agreement; provided that the party seeking termination shall give sixty (60) days written notice of such termination.


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                                   ARTICLE VII

                     TERMINATION OF THE SERVICING AGREEMENT

         SECTION 7.1. TERM AND TERMINATION.

         This Agreement shall be effective upon its execution but operative upon Owner's transmission of any Receivable File(s) to Servicer for servicing pursuant to this Agreement. Such transmission and acceptance thereof by Servicer shall be acknowledged by both parties in writing declaring the day on which such transmission occurs as the operative date (the "Operative Date") of this Agreement. Owner acknowledges that upon execution of this Agreement, Servicer will incur considerable expense to prepare an environment into which Receivable Files will be transmitted for servicing. As a consequence, if Owner fails to commence transmitting Receivable Files as contemplated by this Agreement within thirty (30) calendar days after Servicer has declared such environment ready to accept such Receivable Files, Owner agrees to pay Servicer ten thousand dollars and no cents ($10,000) in liquidated damages due and payable upon demand. Payment of such liquidated damages shall be in lieu of Owner's obligations to pay the Initial Termination Fee or the Termination Fees as defined herein. Furthermore, upon payment of such liquidated damages, this Agreement shall be terminated. The Term of this Agreement shall be for an initial period (the "Initial Period") of one year from the date hereof, renewable by Servicer on each anniversary of the date hereof (the "Anniversary Date") for an additional one year such that, if so renewed, the Term of this Agreement shall be extended one year from each such Anniversary Date. Servicer shall renew this Agreement by giving written notice to Owner of its desire to renew at least thirty (30) but no more than forty-five (45) days prior to each Anniversary Date hereof. Upon each such renewal of the Agreement, the parties hereto shall renegotiate the Servicing Fee to be assessed by Servicer and paid by Owner for the succeeding Term of this Agreement. In the event Owner and Servicer cannot agree to the amount of the Servicing Fee, the Agreement will terminate on the Anniversary Date. Owner reserves the right to prevent renewal of this Agreement for any additional one year period by providing Servicer at least sixty (60) days' written notice prior to any Anniversary Date of Owner's decision not to renew the Agreement. Notwithstanding any term or provision of this Agreement to the contrary, the Term of this Agreement shall be terminated upon the happening of any of the following events: (a) at the election of Owner during the Initial Term hereof, after (180 days after date of Agreement) and upon giving Servicer sixty (60) days written notice pursuant to Section 8.5 hereof and remitting a Initial Termination Fee to Service equal to one calendar month's average servicing billing; (b) collection by Servicer and liquidation with respect to the last Receivable serviced by Servicer; (c) the mutual written consent of Servicer and Owner; or (d) Servicer or Owner has an uncured Default under
Article VI hereof, and the non-defaulting party has given the defaulting party notice of termination as provided in Article VI. In the event Owner, without cause, including during the Initial Period hereof, terminates this Agreement prior to the liquidation of all or substantially all Receivables serviced hereunder, then Owner agrees to pay as a termination fee ("Termination Fee") an amount equal to twice one calendar month's average billing.


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


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         SECTION 8.1 SEVERABILITY OF PROVISIONS.

         Any provision of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any provision of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any provision shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the parties hereto waive any provision of Law which prohibits or renders void or unenforceable any provision hereof.

         SECTION 8.2 AMENDMENT.

         This Agreement may be amended from time to time only by a writing signed by the Servicer and the Owner.

         SECTION 8.3 DURATION OF AGREEMENT.

         This Agreement shall continue in existence and effect until terminated as herein provided.

         SECTION 8.4 GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of laws or choice of laws rules, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 8.5 NOTICES.

         Any notice, request, demand or other communication shall be sufficiently given if in writing and delivered in person or transmitted by telecopier (confirmed by reliable overnight delivery service guaranteeing delivery by 10:30 A.M. on the next Business Day) or mailed by registered or certified mail, postage prepaid, return receipt requested, or sent by reliable overnight delivery service, addressed as follows:


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


         If to Servicer:            National Auto Finance Company, Inc.
                                    10302 Deerwood Park Blvd., Suite 100
                                    Jacksonville, FL  32256
                                    Attention:  Peter Benes
                                    Telephone Number:  904/996-2579
                                    Fax Number: 904/996-2541

         If to Owner:               Atlantic Coast Federal Credit Union
                                    505 Haines Avenue
                                    Waycross, GA  31501
                                    Attention:  Karen Stewart
                                    Telephone Number:  _____________
                                    Fax Number:  __________________

         SECTION 8.6 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute but one and the same instrument.

         SECTION 8.7 WAIVERS.

         No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         SECTION 8.8 EXHIBITS.

         The schedules and exhibits to this Agreement, as amended and in effect from the time of such amendment until subsequent amendment thereto, if any, are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         SECTION 8.9 GENERAL INTERPRETIVE PRINCIPLES.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (b) references herein to "Articles," and "Sections" and other subdivisions without reference to a document are to designated Articles and Sections and other subdivisions of this Agreement;

         (c) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

         (d) the term "include" or "including" shall mean without limitation by reason of enumeration; and

         (e) the cover page, headings and subheadings hereof have been provided for convenience of reference only and are not intended to and shall not, affect the construction or interpretation of this Agreement.

         SECTION 8.10 ASSIGNMENT.

         This Agreement shall not be assigned by the Servicer without the prior written consent of the Owner, which consent shall not be unreasonably withheld, except as otherwise provided herein. Upon assignment by Owner of the Receivables, all of Servicer's obligations herein shall remain in full force and effect and such assignee shall succeed to all of the rights and obligations of the Owner hereunder with the same force and effect as if said assignee had been a party hereto and had executed the same in place of Owner.

         SECTION 8.11 CONFIDENTIALITY AND NONSOLICITATION.

         (a) Servicer hereby agrees with Owner and confirms that the names of the applicants for, Delinquent Obligors or Obligors under, any of the Receivables, and any financial information, documentation of the Receivables, terms, conditions and pricing of the proposed Receivables and underwriting procedures and all other data, information or documentation which has been disclosed to, or obtained by the Servicer with respect to this Agreement and, as may hereafter be disclosed to, or obtained by the Servicer constitute valuable, confidential, proprietary information belonging solely to the Owner. Herein all such information is called "Confidential Information". "Confidential Information" shall exclude any information which was in Servicer's possession prior to its disclosure or release by or on behalf of Owner to Servicer, is generally available to the public, or is known to the public or becomes known to the public through no fault of the Servicer or is disclosed in accordance with an order of a court or other authority, or which consists of forms not proprietary to the Owner, such as any forms of any Governmental Authority. Owner specifically consents to Servicer issuing a press release announcing the establishment of this and any other business relationship between the parties hereto.

         (b) Servicer shall, and shall cause its employees, agents, accountants, counsel, service bureaus, independent contractors, representatives and other Persons performing services for it, to keep strictly confidential all such Confidential Information and to use such Confidential Information solely in furtherance of performing its obligations under this Agreement, shall not disclose or use, and shall use all reasonable efforts to cause its employees, agents, accountants, counsel, service bureaus, independent contractors, representatives and others performing services for it not to disclose or use, directly or indirectly, such Confidential Information for any other purpose or with any other investment banker, applicant Delinquent Obligors or Obligor or other Person, except to the extent expressly permitted hereunder. Servicer shall not use and shall not disclose to and shall prevent the use by others of any Confidential Information supplied under this Agreement to: (i) offer or supply the services to be provided by Owner and/or its Affiliates and contractors in connection with originating, funding, selling, securitizing or otherwise in connection with financing competitive with the Receivables, or to solicit, or to otherwise solicit any business of any Obligor or applicants for the Receivables with respect to any similar services or receivables similar to, a substitute for, or competitive with the Receivables, without Owner's express prior written consent. The immediately foregoing sentence is not intended to, and shall not, restrict Servicer's provision of services to other Persons without disclosure or use by Servicer or any such other Person of any Confidential Information.

         (c) Servicer, the Servicer's Affiliates and controlling Persons, together with any Persons with which the Servicer or such Persons may have a relationship with respect to financing of the type represented by the Receivables shall also keep strictly confidential the names, addresses and all other information, financial or otherwise, of the Delinquent Obligors, Obligors or applicants of the Receivables which have been disclosed to, or which may come to the attention of Servicer in connection with the performance of this Agreement and Servicer shall not use or disclose, and shall take all reasonable measures to prevent any of its employees, officers, directors, agents, Affiliates, controlling Persons, or other representatives to use or disclose, and shall prevent all other Persons from using or disclosing such information for any purpose except in furtherance of the functions to be performed by the Servicer pursuant to this Agreement.

         (d) In addition, Servicer shall not solicit any Obligors or applicants for Receivables for any financing similar to, a substitute for or competitive with other business of any such applicant, Delinquent Obligors or Obligor or after the termination of this Agreement, use any list, other data or documents related to or provided by Owner that is Confidential Information, including, any underwriting procedures, or other Confidential Information utilized or obtained in connection with the Receivables to solicit the applicants or Obligors of the Receivables or other customers of Owner or its Affiliates.

         (e) Servicer may hereafter disclose any Confidential Information received by it to its directors, officers, and financial and legal advisers and any independent contractors and service bureaus solely for the purpose of, and then only as reasonably necessary in connection with, and in furtherance of, the performance of its functions as Servicer thereunder; provided that the Servicer, prior to any such disclosure, informs all such Persons of the confidential nature of such Confidential Information and of the terms of this provision prior to the delivery of any such information and that by receiving such information, such Persons agree to be bound by this provision. Servicer shall not, and shall cause its directors, officers, employees, agents, independent contractors, service bureaus, advisors, representatives and controlling Persons not to make any disclosure or improper use of Confidential Information, unless advised by counsel that such disclosure is required under applicable Law.

         (f) Servicer understands that all Confidential Information is and shall continue hereunder to be the exclusive and sole property of Owner, and that neither this Section nor the furnishing of any information hereunder shall prevent or limit Owner from disclosing such information to other Persons for any purpose, including, soliciting the services of other potential servicers. In the event this Agreement is terminated or a successor servicer is appointed hereunder, Servicer will return to Owner, or at the request of Owner, the successor servicer, all copies of all Confidential Information, whether in written, electronic, magnetic or other form.

         (g) The provisions of this Section 8.11 shall survive and continue in full force and effect after the termination of this Agreement.

         SECTION 8.12 SUCCESSORS AND ASSIGNS.

         This Agreement shall bind and inure to the benefit of and be enforceable by the Owner and the Servicer and their respective permitted successors and assigns. Nothing herein shall prevent the Owner or the Servicer from assigning, as collateral security, their respective rights hereunder.

         SECTION 8.13 LEGAL ACTION.

         If legal action is necessary to enforce this Agreement or collect any amounts owing under this Agreement, the prevailing party has the right, subject to applicable law, to payment by the other party of all attorney's fees and costs, including fees on any appeal and any post-judgment actions.


         SECTION 8.14 ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement and understanding of the Owner and the Servicer with respect to the subject matter.

         SECTION 8.15 NO THIRD PARTY BENEFICIARIES.

         This Agreement is not intended, and shall not be construed to, confer any rights upon any shareholder, creditor, partner or joint venturer of the Servicer, the Owner or any other Person, whether as third party beneficiaries or otherwise, against any party hereto or their respective directors, officers, agents, employees, representatives, Affiliates or controlling Persons. Servicer and Owner acknowledge and agree that they are contracting with each other on an arm's-length basis, and this Agreement is not intended to create, and shall not create, or constitute the parties hereto as partners or joint venturers.

         IN WITNESS WHEREOF, Servicer and Owner have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                        SERVICER

                                 NATIONAL AUTO FINANCE COMPANY, INC.,
                                 as Servicer

                              By: /s/ WILLIAM B. MAGRO
                                  ----------------------------------------------
                                  Name:  William B. Magro

                                 Title: President and Chief Operating Officer


                        OWNER

                              ATLANTIC COAST FEDERAL CREDIT UNION,
                              as Owner

                              By: /s/ ROBERT J. LARISON, JR.
                                  ----------------------------------------------
                                  Name:  Robert J. Larison, Jr.
                                         ---------------------------------------
                                  Title: President
                                         ---------------------------------------


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